UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 25, 2019

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated 2016 Equity Incentive Plan
On November 25, 2019, Enstar Group Limited (the "Company") held a special meeting of shareholders (the "Special Meeting"). At the Special Meeting, the shareholders voted on a proposal to approve an amendment and restatement of the Enstar Group Limited 2016 Equity Incentive Plan (as amended, the "Amended and Restated Equity Incentive Plan") as described in Item 5.07 below. The Amended and Restated Equity Incentive Plan was adopted by the Company’s Board of Directors on September 19, subject to approval by shareholders, and it became effective at the conclusion of the Special Meeting.
The Amended and Restated Equity Incentive Plan is designed to provide stock-based awards to employees, non-employee directors, and consultants of the Company and enables us to retain and attract qualified employees, consultants, and non-employee directors by providing additional incentives through increased share ownership. The Amended and Restated Equity Incentive Plan replaces the Enstar Group Limited 2016 Equity Incentive Plan (the "2016 Equity Plan"). The only changes in the Amended and Restated Equity Incentive Plan from the 2016 Equity Plan are: (i) those related to the addition of a new Joint Share Ownership Plan ("JSOP") as a sub-plan of the Amended and Restated Equity Incentive Plan and (ii) the authorization of an additional 650,000 ordinary shares of the Company for use under the Amended and Restated Equity Incentive Plan.
A description of the material terms of the Equity Incentive Plan is set forth in the Company’s definitive proxy statement for the Special Meeting, which was filed with the Securities and Exchange Commission on Schedule 14A on October 25, 2019 (the "Proxy Statement"), in the section entitled "The Proposal - Approval of the Amended and Restated Enstar Group Limited 2016 Equity Incentive Plan."  The descriptions of the Amended and Restated Equity Incentive Plan contained herein and in the Proxy Statement are qualified by reference to the full text of the Amended and Restated Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) The Company held a Special Meeting on November 25, 2019.
(b) At the Special Meeting, the shareholders voted on the following proposal and cast their votes as described below.
Proposal: Vote to approve the Amended and Restated Equity Incentive Plan. This proposal was approved. There were no broker non-votes on this proposal.

For	Against	Abstain
14,135,967	1,658,361	12,213

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

December 2, 2019	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer